Exhibit 10.10

THE PNC FINANCIAL SERVICES GROUP, INC.

1996 EXECUTIVE INCENTIVE AWARD PLAN

(as amended and restated effective as of January 1, 2007)

1.	GENERAL PURPOSES OF PLAN

The PNC Financial Services Group, Inc. 1996 Executive Incentive Award Plan is designed to (i) assist The PNC Financial Services Group, Inc. and its Subsidiaries in attracting, motivating, and retaining the senior executive officers most critical to the long-term success of the Corporation and its Subsidiaries, (ii) promote the identification of their interests with those of the Corporation’s shareholders and (iii) enable the Corporation to pay annual bonuses which are based upon the achievement of specified levels of performance.

It is intended that the payments under this Plan qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code.

2.	DEFINITIONS

Terms not otherwise defined herein will have the following meanings:

2.1	“Additional Stock” means “Additional Stock” as defined in Section 7.2 hereof.

2.2	“Award” means an award granted under the Plan that, subject to the terms hereof and such terms as may be specified by the Committee in accordance with the Plan, provides a Participant with an opportunity to receive an Award Payment for an Award Period, subject to and in accordance with Sections 5 and 6 of the Plan.

2.3	“Award Payment” means the amount payable to a Participant for a given Award Period in respect of an Award.

2.4	“Award Period” means the Corporation’s fiscal year, except to the extent the Committee determines otherwise, provided that the last day of an Award Period must be the last day of the Corporation’s fiscal year.

2.5	“Board” means the Board of Directors of the Corporation.

2.6	“Common Stock” means the common stock, par value $5.00 per share, of the Corporation.

2.7

“Committee” means the Board committee designated by the Board to establish and administer the Plan as provided herein; provided, however, that the Committee will have two or more members and each member of the Committee will be an “outside director” as defined for purposes of

Section 162(m) of the Internal Revenue Code. Unless otherwise determined by the Board, the Committee will be the Personnel and Compensation Committee of the Board.

2.8	“Corporation” means The PNC Financial Services Group, Inc. and its successors and assigns and any corporation that acquires substantially all of its assets.

2.9	“Fair Market Value” means, as of the date Fair Market Value is being determined, an amount equal to the most recent reported closing price of a share of Common Stock on the New York Stock Exchange, or as otherwise determined using any other reasonable method adopted by the Committee in good faith for such purpose that uses actual transactions in Common Stock as reported by a national securities exchange or the Nasdaq National Market.

2.10	“Incentive Income” means the consolidated net income of the Corporation, adjusted to add back income taxes, and further adjusted for the impact of any item for which such impact was the result of a change in tax law, for the impact of any extraordinary items, discontinued operations, acquisition costs and merger integration costs, and for the impact of the Corporation’s obligation to fund BlackRock long-term incentive programs (including both charges or credits for the mark–to–market of the obligation and gains or losses on the transfer of shares in satisfaction of such obligation).

All of the preceding terms, other than merger integration costs, will have the meanings assigned to such terms in accordance with generally accepted accounting principles accepted in the United States of America (“GAAP”). “Merger integration costs” will mean amounts identified as such by the Corporation in publicly-disclosed financial information.

Where the Plan requires that Incentive Income be determined for an Award Period that consists of other than one full fiscal year, Incentive Income for that Award Period will be calculated based on Incentive Income for the full quarters within that Award Period only.

2.11	“Internal Revenue Code” means the Internal Revenue Code of 1986, as it may be amended from time to time, and any Treasury Regulations promulgated thereunder.

2.12	“Participant” means an employee of PNC or one of its Subsidiaries who is eligible to receive an Award, subject to the terms of the Plan.

2.13	“Plan” means The PNC Financial Services Group, Inc. 1996 Executive Incentive Award Plan, which is the Plan set forth in this document, as amended from time to time.

2.14	“Subsidiary” means a corporation of which at least 50% of the total combined voting power of all classes of stock is owned by the Corporation either directly or through one or more other subsidiaries.

3.	ADMINISTRATION; DELEGATION

Subject to the express provisions of the Plan, the Committee will have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations deemed necessary or advisable for the administration of the Plan, including but not limited to determinations regarding whether to make Awards, the terms of all Awards, the Participants who receive Awards, the time or times at which Award grants are made, the Award Period to which each Award relates, the actual dollar amount of any Award Payments, the form of payment of any Award Payments, and the issuance of any Additional Stock. The determinations of the Committee pursuant to this authority will be conclusive and binding.

The Board or the Committee may, in its discretion, authorize the Chief Executive Officer of the Corporation or another person or persons to act on its behalf except with respect to matters relating to such Chief Executive Officer or such other person or persons or which are required to be certified by the Committee under the Plan or in order to satisfy the requirements of the performance-based compensation exception under Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder.

4.	ELIGIBILITY

Participants for each Award Period will be identified by the Committee in accordance with Section 5.1. Participants may be identified in terms of position or title held, or base salary paid, during the applicable Award Period, or by such other means as the Committee may deem appropriate.

Unless otherwise determined by the Committee, a Participant must still be an employee of the Corporation or one of its Subsidiaries on the last day of an Award Period in order to be eligible to receive an Award Payment with respect to that Award Period.

5.	AWARDS; TERMS OF AWARDS

5.1	Participants. The Committee will, in writing, not later than the earlier of (i) 90 days after the commencement of an Award Period or (ii) the expiration of 25% of the Award Period: (a) designate the Participants or class of Participants who are eligible to receive an Award for that Award Period; (b) specify the period to be covered by that Award Period, in accordance with Section 5.2; and (c) establish an Award for each Participant with respect to that Award Period, in accordance with Section 5.3.

5.2

Award Periods. The Committee will establish the period to be covered by each Award Period in accordance with Section 5.1. An Award Period may cover a full fiscal year or may cover a shorter or longer period; however, no Award Period may be less than one full fiscal quarter, and an Award Period shall, in all cases, end on the last day of the Corporation’s fiscal year.

5.3	Awards. The Committee will establish an Award for each Participant with respect to each Award Period in accordance with Section 5.1. An Award will be expressed as the opportunity to receive a dollar-denominated Award Payment of a specified percentage of the Incentive Income for that Award Period.

For each Award Period, the dollar-denominated Award Payment opportunity for each Participant will consist of 0.2% of the Incentive Income for that Award Period. The maximum amount that a Participant may receive pursuant to the terms of any Award in respect of any Award Period is (a) a dollar-denominated Award Payment equal to 0.2% of the Incentive Income for that Award Period, plus (b) if the Committee has determined, in accordance with Section 5.4, that all or a specified portion of the dollar-denominated Award Payment will be paid in the form of Common Stock, shares of Additional Stock not in excess of 25% of the number of shares of Common Stock issued to the Participant in full or partial payment of the dollar-denominated Award Payment.

5.4	Additional Stock; Payment Form; Other Terms and Conditions. The Committee will, in its sole discretion, establish in writing, not later than the earlier of (i) 90 days after the commencement of an Award Period or (ii) the expiration of 25% of the Award Period: (a) whether any shares of Additional Stock will be issued to the Participant in respect of any shares of Common Stock issued in full or partial payment of a dollar-denominated Award Payment; and (b) if shares of Additional Stock are to be issued pursuant to the preceding clause (a), the extent, if any, to which the dollar-denominated Award Payment, if and to the extent payable to a Participant, will be paid in the form of Common Stock (valued based on Fair Market Value).

6.	CERTIFICATION; AWARD PAYMENTS

6.1	Certification. As soon as reasonably practicable following the end of an Award Period, but in all events prior to the payment of any Award Payments, the Committee will certify in writing the achievement of Incentive Income for that Award Period and the amount of the maximum Award Payment for each Participant in respect of each Award for that Award Period.

In performing such computation, the Committee may rely upon financial statements supplied by the Corporation’s officers, provided that the Committee believes such statements to have been prepared in accordance with GAAP, as applicable.

6.2	Award Payments. As soon as practicable following the Committee’s completion of the actions specified in Section 6.1, the Committee will: (a) certify in writing the amount of the dollar-denominated Award Payment, if any, to be paid to each Participant for that Award Period, which may not exceed the maximum amount certified pursuant to Section 6.1 but which may be reduced by the Committee in the exercise of its discretion to reduce pursuant to Section 6.3; and (b) authorize the Corporation to pay the Award Payment and issue any Additional Shares to each Participant in accordance with the terms and conditions of the Plan and the applicable Award.

If the terms of an Award require, pursuant to the terms of Section 5.4 hereof, that all or a specified portion of a dollar-denominated Award Payment, if and to the extent payable to a Participant, be paid in the form of Common Stock (valued based on Fair Market Value) and that Additional Shares are to be issued to a Participant with respect to such Award Payment, then any payment authorized by the Committee with respect to such Award will be made in that form.

Otherwise, the Committee may, in its discretion at the time of payment, authorize the payment of the amount of a dollar-denominated Award Payment in the form of cash, Common Stock (valued based on Fair Market Value), or a combination thereof, but no Additional Shares may be issued in respect of such Award.

6.3	Committee Discretion to Reduce. The Committee may, in its sole discretion, determine not to pay an Award Payment or not to issue shares of Additional Stock or to reduce an Award Payment or the number of shares of Additional Stock below the maximum amount or number of shares payable or issuable under the terms of the Award without the consent of a Participant.

6.4	Termination of Employment. Unless otherwise determined by the Committee, no Award Payment or Additional Stock will be paid or issued to a Participant unless the Participant is employed by the Corporation or a Subsidiary as of the date of payment or issuance.

6.5	Withholding. Award Payments payable, and shares of Common Stock issuable, hereunder will be subject to applicable federal, state and local withholding taxes and other applicable withholding in accordance with the Corporation’s payroll practices as in effect from time to time.

6.6

Deferrals. The Committee may require the deferral of payment of all or a portion of an Award Payment subject to such terms and conditions as it may determine, and, if so permitted by the Committee, a Participant may, pursuant to any deferred compensation plan of the Corporation, defer the payment of all or a portion of an Award Payment or the receipt of

Additional Stock, provided, in either case, that (1) any additional amounts credited to such deferred amounts or shares will be based either on a reasonable rate of interest or the actual rate of return of one or more predetermined investments specified by the Committee or pursuant to the terms of such deferred compensation plan and (2) both the terms of the deferral or the deferred compensation plan, as applicable, and the election by the Participant to defer, if applicable, comply with Section 409A of the Internal Revenue Code and any other then applicable provisions governing such deferrals.

7.	ISSUANCE OF COMMON STOCK

7.1	Common Stock issued under this Plan will be subject to such terms and conditions as may be established by the Committee pursuant to the terms of an Award or at the time of issuance, including but not limited to, terms and conditions that provide for the lapse of transfer restrictions or forfeiture provisions to be contingent on continued employment.

7.2	To the extent that the terms of an Award require, pursuant to the terms of Section 5.4 hereof, that shares of Common Stock be issued to a Participant in full or partial payment of a dollar-denominated Award Payment, the terms of an Award may also provide for the issuance of additional shares of Common Stock (“Additional Stock”) not in excess of 25% of the number of shares of Common Stock issued to the Participant in payment of the dollar-denominated Award Payment pursuant to the terms of the Award.

7.3	Fractional shares will not be issued pursuant to the Plan.

8.	TRANSFERABILITY

Awards and Common Stock issued hereunder (to the extent provided by the terms on which such shares are issued hereunder) will not be subject to the claims of creditors and may not be assigned, alternated, transferred or encumbered in any way other than by will or pursuant to the laws of descent and distribution.

9.	TERMINATION OR AMENDMENT

The Board or the Committee may amend, modify or terminate the Plan in any respect at any time without the consent of the Participants.

10.	EFFECTIVE DATE; TERM OF THE PLAN

The Plan was first effective as of January 1, 1996. Subject to approval by a vote of the Corporation’s shareholders at the 2007 annual meeting of shareholders, the Plan as amended and restated will be effective as of January 1, 2007 for Award Periods beginning with fiscal year 2007.

The effective date of any amendment to the Plan will be the date specified by the Board or the Committee, as applicable. Awards may be granted prior to shareholder approval of amendments, but each Award requiring such amendments will be subject to the approval of the amendment by the shareholders.

The Plan, as amended and restated as of January 1, 2007, will remain in effect through April 23, 2017 unless terminated earlier by the Board or the Committee pursuant to Section 9. No Awards may be made under the Plan after its termination, provided that termination of the Plan will not affect any Awards or shares of Common Stock granted or issued prior to termination of the Plan, and such Awards and shares of Common Stock will continue to be subject to the terms of the Plan notwithstanding termination of the Plan.

11.	INDEMNIFICATION OF COMMITTEE

In addition to such other rights of indemnification as they may have as directors or as members of the Committee, each of the members of the Committee will be indemnified by the Corporation against the reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award made hereunder; and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding to the maximum extent permitted by law.

12.	GENERAL PROVISIONS

12.1	The establishment of the Plan will not confer upon any Participant any legal or equitable right against the Corporation or any Subsidiary, except as expressly provided in the Plan.

12.2	The Plan does not constitute an inducement or consideration for the employment of any Participant, nor is it a contract between the Corporation, or any Subsidiary, and any Participant. Participation in the Plan will not give a Participant any right to be retained in the employ of the Corporation or any Subsidiary.

12.3	Nothing contained in this Plan will prevent the Board or Committee from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

12.4	The Plan will be governed, construed and administered in accordance with the laws of the Commonwealth of Pennsylvania, without reference to its conflict of laws provision.